UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 22, 2011

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2011, Mr. Pan Hong-yu submitted an application of resignation to China Sky One Medical, Inc. (the “Company”) seeking approval to resign from his positions as Chief Financial Officer and Treasurer of the Company prior to December 31, 2011.  The Company’s board of directors accepted Mr. Pan’s application for resignation on December 22, 2011 and his resignation became effective on that date.  Mr. Pan’s application for resignation was for personal reasons and was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.  Mr. Pan had been the Company’s Chief Financial Officer and Treasurer since November 19, 2010.  As a result of the Company's acceptance of Mr. Pan’s application of resignation, he has relinquished his titles of “principal financial officer” and “principal accounting officer” for SEC reporting purposes.

A copy of the press release further discussing this matter is furnished as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Form 8-K.

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: December 28, 2011	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 28, 2011